UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2020

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia			54-1701843
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard,	Mechanicsville	Virginia	23116
(Address of principal executive offices)			(Zip Code)

Post Office Box 27626, Richmond, Virginia			23261-7626
(Mailing address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 2.02	Results of Operations and Financial Condition.

Owens & Minor, Inc. (the “Company”) is filing this Current Report on Form 8-K to furnish certain unaudited summary financial information to allow for comparability of the Company's results on a continuing operations basis for the four quarters and the year ended December 31, 2019. Beginning with the Annual Report on Form 10-K for the year ended December 31, 2019, the Company reports its Movianto business as discontinued operations as a result of the pending sale of Movianto, which is expected to close in the first half of 2020.

Company is furnishing the quarterly financial information attached hereto as Exhibit 99.1 pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Unaudited summary continuing operations financial information for Owens & Minor, Inc. and its subsidiaries for each of the quarters for the year ended December 31, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: March 5, 2020	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary